FRANK SANSONE APPOINTED CHIEF FINANCIAL OFFICER
OF PREMIER POWER

El Dorado Hills, Calif., November 5, 2009 – Premier Power Renewable Energy, Inc. (OTCBB: PPRW.OB), a global leader in the development, design, engineering and construction of solar power systems for commercial, government and utility markets in the U.S., Spain and Italy, announced today that Frank Sansone has been appointed to the position of Chief Financial Officer for Premier Power.  Mr. Sansone is replacing Teresa Kelley, who is leaving the Company to pursue other opportunities.

Dean Marks, president and chief executive officer of Premier Power, stated: “We are very excited to have Frank join our team. He brings a strong financial background and proven leadership experience and success with fast growing public companies.  His experience in the strategic financial planning and management of a multinational organization will directly benefit Premier as we continue our growth in the U.S. and Europe.”

In commenting on his appointment, Frank Sansone stated: “Premier Power is a leading player in the fast growing solar power industry, with a talented team and unparalleled development, engineering and construction experience and expertise.  Premier Power’s focus on profitability and its proven ability to move rapidly into new markets to capture worldwide opportunities truly set the company apart.  I look forward to working with the team to take the company to its full potential.”

Mr. Marks concluded, “On behalf of the Company, I want to thank Teresa for her contributions to Premier Power and to wish her well in her future endeavors.”

Sansone brings over 15 years of experience in financial management and compliance, and has extensive experience working for both public and private companies.  Most recently, he served as chief financial officer at LiveOffice, LLC, where he oversaw the company’s financial planning and analysis.  Prior to this, he served as chief financial officer at Guidance Software (NASDAQ: GUID), where he oversaw the company’s worldwide financial planning and analysis, accounting, treasury, investor relations and tax functions.  Sansone helped lead the company through a successful initial public offering and organic revenue growth from 2002 to 2008 at a compound annual growth rate (CAGR) of 44%.  Prior to Guidance Software, Sansone was a director and vice president of finance for Aspen Technology (NASDAQ: AZPN), where he led the revenue department and played a key role in its Mergers and Acquisitions group.  He also served as Petrolsoft Corporation's vice president of finance, building an organization that was ultimately acquired by Aspen Technology.  Before joining Petrolsoft, Sansone directed services for Fortune 500 and middle-market companies as a manager at PricewaterhouseCoopers and developed extensive experience in SEC reporting, initial public offerings, and mergers and acquisitions.  Sansone earned a Bachelor of Science in Accounting from the University of La Verne and is a certified public accountant.

About Premier Power

Premier Power Renewable Energy, Inc. is a leading global provider of large and small-scale solar power systems, delivering unmatched experience to commercial, governmental and residential customers throughout North America and Europe. Premier Power designs, engineers and integrates the solar industries leading products. Premier Power's technologies and services have enabled its customers to maximize clean energy output along with project savings. Today, Premier Power designs and deploys the most innovative solar electric systems through market-leading innovation and exceptional customer service. Premier Power is headquartered in El Dorado Hills, CA and trades on the OTC Bulletin Board under the symbol PPRW.OB. Additional information is available at the Company's website at www.premierpower.com.

FORWARD-LOOKING STATEMENTS

This release contains certain "forward-looking statements" relating to the business of Premier Power Renewable Energy, Inc. (“Premier”), which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to reliance on a limited number of customers, market demand, cyclical nature of our markets, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Premier's current expectations and beliefs concerning future developments and their potential effects on the company. There can be no assurance that future developments affecting Premier will be those anticipated by Premier. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:

Investor Contact:
Charles Messman & Todd Kehrli
MKR Group, Inc.
323-468-2300
pprw@mkr-group.com